                                                                  Exhibit 1(l)

                         DRESDNER RCM GLOBAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION
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Dresdner RCM Global Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

        SECOND: The total number of shares of capital stock which the Corporation has authority to issue is hereby increased from 3,000,000,000 shares of capital stock, of the par value of $.0001 per share and of the aggregate par value of $300,000 to 3,250,000,000 shares of capital stock, of the par value of $.0001 per share and of the aggregate par value of $325,000.

        THIRD: The Board of Directors has classified the additional 250,000,000 unissued shares of capital stock, par value $.0001 per share, of the Corporation as follows:

        DESIGNATION                                  NUMBER OF SHARES

        Dresdner RCM MidCap Fund Class I                200,000,000
        Dresdner RCM Small Cap Fund Class I              50,000,000

        FOURTH: The Dresdner RCM MidCap Fund Class I shares and Dresdner RCM Small Cap Fund Class I shares classified in Article THIRD will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to the said classes.

        FIFTH: (a) As of immediately before the increase in the aggregate number of shares of capital stock of the Corporation and the classification of unissued shares set forth in Article Third, the Corporation had authority to issue the following authorized shares:

        DESIGNATION                                  NUMBER OF SHARES
        Dresdner RCM Large Cap Growth Fund Class N       25,000,000
        Dresdner RCM Large Cap Growth Fund Class I       25,000,000
        Dresdner RCM Tax Managed Growth Fund Class N     25,000,000
        Dresdner RCM Tax Managed Growth Fund Class I     25,000,000

        DESIGNATION                                  NUMBER OF SHARES
        Dresdner RCM Biotechnology Fund Class N          50,000,000
        Dresdner RCM Balanced Fund Class I               25,000,000
        Dresdner RCM Global Small Cap Fund Class N       25,000,000
        Dresdner RCM Global Small Cap Fund Class I       25,000,000
        Dresdner RCM Global Technology Fund Class N      25,000,000
        Dresdner RCM Global Technology Fund Class I      25,000,000
        Dresdner RCM Global Health Care Fund Class N     50,000,000
        Dresdner RCM Emerging Markets Fund Class N       25,000,000
        Dresdner RCM Emerging Markets Fund Class I       25,000,000
        Dresdner RCM Global Equity Fund Class N          25,000,000
        Dresdner RCM Global Equity Fund Class I          25,000,000
        Dresdner RCM Strategic Income Fund Class N       25,000,000
        Dresdner RCM Strategic Income Fund Class I       25,000,000
        Dresdner RCM Europe Fund Class N                100,000,000
        Dresdner RCM Europe Fund Class I                100,000,000
        Dresdner RCM International Growth Equity
          Fund Class N                                   50,000,000
        Dresdner RCM International Growth Equity
          Fund Class I                                   50,000,000
        Dresdner RCM MidCap Fund Class N                200,000,000
        Dresdner RCM MidCap Fund Class I                200,000,000
        Dresdner RCM Small Cap Fund Class N              50,000,000
        Dresdner RCM Small Cap Fund Class I              50,000,000
        Unclassified                                  1,725,000,000
        Total                                         3,000,000,000

        (b) As of immediately after the increase in the aggregate number of shares of capital stock of the Corporation and the classification of unissued shares set forth in Article Third, the Corporation has authority to issue the following authorized shares:

        DESIGNATION                                  NUMBER OF SHARES
        Dresdner RCM Large Cap Growth Fund Class N       25,000,000
        Dresdner RCM Large Cap Growth Fund Class I       25,000,000
        Dresdner RCM Tax Managed Growth Fund Class N     25,000,000
        Dresdner RCM Tax Managed Growth Fund Class I     25,000,000
        Dresdner RCM Biotechnology Fund Class N          50,000,000
        Dresdner RCM Balanced Fund Class I               25,000,000
        Dresdner RCM Global Small Cap Fund Class N       25,000,000
        Dresdner RCM Global Small Cap Fund Class I       25,000,000
        Dresdner RCM Global Technology Fund Class N      25,000,000
        Dresdner RCM Global Technology Fund Class I      25,000,000
        Dresdner RCM Global Health Care Fund Class N     50,000,000
        Dresdner RCM Emerging Markets Fund Class N       25,000,000
        Dresdner RCM Emerging Markets Fund Class I       25,000,000
        Dresdner RCM Global Equity Fund Class N          25,000,000
        Dresdner RCM Global Equity Fund Class I          25,000,000


        DESIGNATION                                  NUMBER OF SHARES

        Dresdner RCM Strategic Income Fund Class N       25,000,000
        Dresdner RCM Strategic Income Fund Class I       25,000,000
        Dresdner RCM Europe Fund Class N                100,000,000
        Dresdner RCM Europe Fund Class I                100,000,000
        Dresdner RCM International Growth Equity
          Fund Class N                                   50,000,000
        Dresdner RCM International Growth Equity
          Fund Class I                                   50,000,000
        Dresdner RCM MidCap Fund Class N                200,000,000
        Dresdner RCM MidCap Fund Class I                400,000,000
        Dresdner RCM Small Cap Fund Class N              50,000,000
        Dresdner RCM Small Cap Fund Class I             100,000,000
        Unclassified                                  1,725,000,000
        Total                                         3,250,000,000

        SIXTH: The Board of Directors has increased the total number of authorized shares of the Corporation pursuant to Section 2-105(c) of the Maryland General Corporation Law and Article IV(1)(a) of the Charter and has classified the shares under authority contained in the Charter of the Corporation.

        IN WITNESS WHEREOF, Dresdner RCM Global Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Assistant Secretary on this 28th day of December, 2000. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all materials respects.

WITNESS:                               DRESDNER RCM GLOBAL FUNDS, INC.


/S/KARIN BROTMAN                       /S/ANTHONY AIN
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Karin Brotman                          Anthony Ain
Assistant Secretary                    President